UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2009

GT SOLAR INTERNATIONAL, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-142383	03-0606749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

243 Daniel Webster Highway
Merrimack, New Hampshire 03054
(Address of Principal Executive Offices, including  Zip Code)

(603) 883-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 28, 2009, Thomas Gutierrez, 61 years old, was appointed as the president and chief executive officer of GT Solar International, Inc. (the “Company”).  On such date, upon recommendation of the Nominating and Corporate Governance Committee, the Board expanded its size to 9 members and appointed Mr. Gutierrez to serve in the newly created board position.  Mr. Gutierrez’s employment with the Company and service as a director began on such date.

Mr. Gutierrez replaced Thomas M. Zarrella as president, chief executive officer and director of the Company.  Effective October 28, 2009, Mr. Zarrella departed from his roles as the Company’s president and chief executive officer.

From 2001 to 2008, Mr. Gutierrez served as chief executive officer and a member of the board of directors of Xerium Technologies Inc., a multinational company that develops, manufactures and markets technically advanced synthetic textiles. From 1995 to 2001, Mr. Gutierrez also served as chief executive officer of Invensys Power Systems, a $3.0 billion multinational business and world leader in power control and energy storage products, systems and services for industrial applications.  Mr. Gutierrez has extensive international experience in product development, manufacturing, marketing and sales.  Mr. Gutierrez has also held several executive officer positions with Pulse Engineering (1992-1994), Pitney Bowes, Inc. (1985-1992) and Motorola, Inc. (1981-1984). Mr. Gutierrez currently serves on the board of directors of Comverge, Inc. (a NASDAQ-listed company), Verso Paper Corp. (a NYSE-listed company) and PhytoChem Pharmaceuticals.  He received his BSc. degree in Electrical Engineering from the Florida Institute of Technology.

The Board of Directors of the Company, upon recommendation by the Compensation Committee thereof, approved the employment agreement  to be entered into with Mr. Gutierrez, which provides for an annual base salary of $507,500, participation in the Company’s employee benefit programs, a one-time minimum bonus under the Company’s Fiscal Year 2010 Executive Incentive Program equal to a pro rata portion of Mr. Gutierrez’s base salary, reimbursement for relocation expenses up to $240,000, and the grant, under the Company’s 2008 Equity Incentive Plan, of 784,314 options to purchase common stock of the Company and 400,000 restricted stock units.   Under the employment agreement, upon termination of Mr. Gutierrez’s employment with the Company under certain circumstances, and upon satisfaction of certain conditions, Mr. Gutierrez would be entitled to his base salary and continued health insurance benefits for twelve months following such termination.

Assuming Mr. Gutierrez’s continued employment with the Company, twenty-five percent of the options vest on October 29, 2010, with monthly vesting over the subsequent three years.  Assuming Mr. Gutierrez’s continued employment with the Company, the restricted stock units vest over four years in four equal annual installments commencing on October 29, 2010.  The options and restricted stock units are each subject to accelerated vesting in the event of termination of Mr. Gutierrez’s employment within certain periods of time following a change in control of the Company.

The employment agreement, restricted stock unit agreement and stock option grant agreement entered into with Mr. Gutierrez are each attached as Exhibit 10.1, 10.2 and 10.3, respectively, and are each incorporated by reference herein.  A copy of the Company’s 2008 Equity Incentive Plan has been filed as Exhibit 10.1 to the Company’s quarterly report on Form 10-Q for the quarter ended September 27, 2008 (File No. 001-34133) and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement with Thomas Gutierrez dated October 28, 2009

10.2	Restricted Stock Unit Agreement with Thomas Gutierrez dated October 29, 2009

10.3	Stock Option Grant Agreement with Thomas Gutierrez dated October 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GT SOLAR INTERNATIONAL, INC.

/s/ HOIL KIM
Date:	November 2, 2009	Hoil Kim
General Counsel